Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1) The accompanying Quarterly Report on Form 10-Q for the period ended November 25, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  January 7, 2013                                                                                                                             /s/ Benjamin T. Rashleger
President & Chief Executive Officer
(principal executive officer)

Date:  January 7, 2013                                                                                                                             /s/ Paul D. Sheely
Chief Financial Officer
(principal financial and accounting officer)